UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2010
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CITIZENS BANCORP OF VIRGINIA, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-50576 (Commission File Number)	20-0469337 (I.R.S. Employer Identification No.)

126 South Main Street Blackstone, Virginia (Address of principal executive offices)	23824 (Zip Code)

Registrant’s telephone number, including area code: (434) 292-7221

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors;
        Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On August 28, 2009, Citizens Bancorp of Virginia, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 reporting that the board of directors (the “Board”) had elected Mr. Charles F. Parker, Jr. as a new director of the Company.  On October 23, 2009, the Company filed a Form 8-K/A to report that Mr. Parker had been appointed to serve on the Compensation Committee of the Board.  In that Form 8-K/A, the Company also stated that it would file an amendment to the Form 8-K/A to name any additional committees of the Board to which Mr. Parker may be named in the future.  The Company is filing this Form 8-K/A (Amendment No. 2) to report that the Board appointed Mr. Parker to serve on the Information Technology Steering Committee of the Board on May 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCORP OF VIRGINIA, INC.
(Registrant)
Date: May 28, 2010	By:
Ronald E. Baron
Senior Vice President and
Chief Financial Officer